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                                                                   EXHIBIT 21.1

                          Significant Subsidiaries of
                           Balanced Care Corporation


                       BCC Development and Management Co.
                             BCC at Missouri, Inc.
                    BCC at Hermitage Park Care Center, Inc.
                        BCC at Lebanon Care Center, Inc.
                        BCC at Lebanon Park Manor, Inc.
                    BCC at Mt. Vernon Park Care Center, Inc.
                 BCC at Mt. Vernon Park Care Center West, Inc.
                      BCC at Nevada Park Care Center, Inc.
                         BCC at Nixa Park Center, Inc.
                       BCC at Republic Park Center, Inc.
                      BCC at Springfield Care Center, Inc.
                 BCC at Cherokee Residential Care Center, Inc.
                  BCC at Nevada Park Terrace Apartments, Inc.
                  BCC at Management Company at Missouri, Inc.
                              BCC at Blakely, Inc.
                            BCC at Kingston II, Inc.
                            BCC at Bloomsburg, Inc.
                             BCC at Kingston, Inc.
                            BCC at Mid-Valley, Inc.
                             BCC at Old Forge, Inc.
                             BCC at West View, Inc.
                             BCC of Wisconsin, Inc.
                           BCC at State College, Inc.
                         Balanced Care at Butler, Inc.
                         Balanced Care at Sarver, Inc.
                        Balanced Care at Saxonburg, Inc.